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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Airgain, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dd

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130

NOTICE OF ANNUAL MEETING OF

STOCKHOLDERS AND PROXY STATEMENT

Dear Stockholder:

The 2020 annual meeting of stockholders of Airgain, Inc. will be held on Thursday, June 25, 2020, at 9:00 a.m., Pacific Time, via a live webcast for the following purposes, as more fully described in the accompanying proxy statement:

1.	To elect two directors to serve as Class I directors for a three-year term to expire at the 2023 annual meeting of stockholders;
2.	To consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020; and
3.	To transact such other business as may be properly brought before the meeting or any adjournment or postponement thereof.

As noted above, due to the COVID-19 pandemic for the safety of all of employees and stockholders and taking into account recent federal, state and local guidance that has been issued, our annual meeting will be a virtual meeting of stockholders, which will be conducted solely by remote communication via a live webcast. There will not be a physical meeting location, and stockholders will not be able to attend the annual meeting in person. This means that you can attend the annual meeting online, vote your shares during the online meeting, and submit questions for consideration at the online meeting. To be admitted to the annual meeting's live webcast, you must register at www.proxydocs.com/AIRG by 5:00 p.m. Eastern Time on Tuesday, June 23, 2020, or the Registration Deadline, as described in the proxy materials or your proxy card. As part of the registration process, you must enter the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

The foregoing items of business are more fully described in the accompanying proxy statement, which forms a part of this notice and is incorporated herein by reference. Our board of directors has fixed the close of business on April 27, 2020, as the record date for the determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof.

Accompanying this notice is a proxy card. Whether or not you expect to attend our annual meeting, please complete, sign, and date the enclosed proxy card and return it promptly, or complete and submit your proxy via phone or the Internet in accordance with the instructions provided on the enclosed proxy card. If you plan to attend our annual meeting via live webcast and wish to vote your shares personally, you may do so at any time before the proxy is voted.

All stockholders are cordially invited to attend the meeting via a live webcast. We appreciate your continued support of the Company.

By Order of the Board of Directors,

/s/ James K. Sims
James K. Sims
Chairman of the Board of Directors

San Diego, California

April 29, 2020

Your vote is important. Please vote your shares whether or not you plan to attend the meeting.

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3611 Valley Centre Drive, Suite 150

San Diego, CA 92130

PROXY STATEMENT FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, JUNE 25, 2020

The board of directors of Airgain, Inc. is soliciting the enclosed proxy for use at the annual meeting of stockholders to be held on Thursday, June 25, 2020, at 9:00 a.m., Pacific Time. The annual meeting will be a completely virtual meeting, which will be conducted via a live webcast. Prior registration to attend the annual meeting at www.proxydocs.com/AIRG is required by 5:00 p.m. Eastern Time on Tuesday, June 23, 2020, or the Registration Deadline.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 25, 2020:

This proxy statement and our Annual Report on Form 10-K are available electronically at proxydocs.com/AIRG.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this proxy statement and the enclosed proxy card because our board of directors is soliciting your proxy to vote at the 2020 annual meeting of stockholders. This proxy statement summarizes information related to your vote at the annual meeting. All stockholders who find it convenient to do so are cordially invited to attend the annual meeting via live webcast. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign, and return the enclosed proxy card or complete and submit your proxy via phone or the Internet in accordance with the instructions provided on the enclosed proxy card.

We intend to begin mailing this proxy statement, the attached notice of annual meeting, and the enclosed proxy card on or about May 22, 2020, to all stockholders of record entitled to vote at the annual meeting.

How can I attend the annual meeting?

This year's annual meeting will be accessible through the Internet via a live webcast. Prior registration to attend the annual meeting by the Registration Deadline at www.proxydocs.com/AIRG is required. We adopted a virtual format for our annual meeting in light of the on-going developments related to the COVID-19 pandemic and governmental decrees that in-person gatherings be postponed or canceled, and in the best interests of public health and the health and safety of our stockholders, directors, and employees.

You are entitled to participate in the annual meeting if you were a stockholder as of the close of business on our record date of April 27, 2020, or hold a valid proxy for the meeting. To be admitted to the annual meeting's live webcast, you must register at www.proxydocs.com/AIRG by the Registration Deadline as described in these proxy materials. As part of the registration process you must enter the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

This year's stockholders’ question and answer session will include questions submitted electronically during the annual meeting. Our virtual meeting will be governed by our Rules of Conduct and Procedures that will be available on the meeting portal when activated prior to the meeting start time and for duration of the meeting. The Rules of Conduct and Procedures will address the ability of stockholders to ask questions during the meeting including rules on permissible topics and rules for how questions and comments will be recognized and disclosed to meeting participants.

Who can vote at the annual meeting?

Only stockholders of record at the close of business on the record date for the 2020 annual meeting, April 27, 2020, are entitled to vote at the annual meeting. At the close of business on this record date, there were 9,696,557 shares of our common stock outstanding. Common stock is our only class of stock entitled to vote.

Stockholders of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the transfer agent for our common stock, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote at the annual meeting if you attend online or vote by proxy. Whether or not you plan to attend the annual meeting online, we encourage you to vote by proxy via the Internet, by telephone, or by mail, as instructed below to ensure your vote is counted.

Beneficial Owners: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner you have the right to direct your broker or other agent on how to vote the shares in your account. As discussed above, if you are a street name stockholder, you are invited to attend and vote your shares at the annual meeting online so long as you register at www.proxydocs.com/AIRG by the Registration Deadline. However, since you are not the stockholder of record, you may not vote your shares online at the annual meeting unless you request and obtain a valid proxy from your broker, bank, or other agent.

What am I voting on?

There are two proposals scheduled for a vote:

Proposal 1: To elect two directors to serve as Class I directors for a three-year term to expire at the 2023 annual meeting of stockholders.

Proposal 2: To consider and vote upon the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

How many votes do I have?

Each share of our common stock that you own as of April 27, 2020, entitles you to one vote.

How do I vote?

With respect to the election of directors, you may either vote “For” the nominees to the board of directors or you may “Withhold” your vote for any nominee to the board of directors that you specify. With respect to the ratification of the appointment of KPMG LLP as our independent registered public accounting firm, you may vote “For”, “Against” or “Abstain” from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record, there are several ways for you to vote your shares. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

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Via the Internet: You may vote at www.proxypush.com/AIRG, 24 hours a day, seven days a week. Have your proxy card available when you access the website and use the Control Number shown on your proxy card.

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By Telephone: You may vote using a touch-tone telephone by calling (866) 829-5171, 24 hours a day, seven days a week. Have your proxy card available when you call and use the Control Number shown on your proxy card.

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By Mail: You may vote using your proxy card by completing, signing, dating, and returning the proxy card in the self-addressed, postage-paid envelope provided. If you properly complete your proxy card and send it to us in time to vote, your proxy (one of the individuals named on your proxy card) will vote your shares as you have directed.

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At the Meeting: You may vote during the virtual annual meeting through www.proxydocs.com/AIRG. To be admitted to the annual meeting and vote your shares, you must register to attend the annual meeting at www.proxydocs.com/AIRG by the Registration Deadline at 5:00 p.m. Eastern Time on Tuesday, June 23, 2020, and provide the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank, or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Please check with your bank, broker, or other agent and follow the voting instructions they provide to vote your shares. Generally you have three options for returning your proxy.

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By Method Listed on Voting Instruction Card: Please refer to your voting instruction card or other information provided by your broker, bank, or other agent to determine whether you may vote by telephone or electronically on the Internet and follow the instructions on the voting instruction card or other information provided by your broker, bank, or other agent. A large number of banks and brokerage firms offer Internet and telephone voting. If your bank, broker, or other agent does not offer Internet or telephone voting information, please follow the other voting instructions they provide to vote your shares.

•	By Mail: You may vote by signing, dating, and returning your voting instruction card in the pre-addressed envelope provided by your broker, bank, or other agent.

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At the Meeting: To vote online during the virtual annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker, bank, or other agent included with these proxy materials or contact your broker, bank, or other agent to request the proxy form authorizing you to vote the shares. You must register to attend the annual meeting at www.proxydocs.com/AIRG by the Registration Deadline and provide the Control Number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the annual meeting, will be emailed to you.

May I revoke my proxy?

If you give us your proxy you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the three following ways:

•	you may send in another signed proxy with a later date,
•	you may authorize a proxy again on a later date on the Internet (only the latest Internet proxy submitted prior to the annual meeting will be counted),
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you may notify our corporate secretary, David B. Lyle, in writing before the annual meeting that you have revoked your proxy, after which notification you are entitled to submit a new proxy or, so long as you register prior to the Registration Deadline, vote at the meeting, or

What constitutes a quorum?

The presence at the annual meeting, whether by attendance or by proxy, of holders representing a majority of our outstanding common stock as of April 27, 2020, or 4,848,279 shares, constitutes a quorum at the meeting, permitting us to conduct our business.

What vote is required to approve each proposal?

Proposal 1: Election of Directors. The two nominees who receive the most “For” votes (among votes properly cast at the annual meeting or by proxy) will be elected. Only votes “For” will affect the outcome.

Proposal 2: Ratification of Independent Registered Public Accounting Firm. The ratification of the appointment of KPMG LLP must receive “For” votes from the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal. Only votes “For” or “Against” will affect the outcome.

Voting results will be tabulated and certified by the inspector of election appointed for the annual meeting.

How will my shares be voted if I do not specify how they should be voted?

If you are a stockholder of record and you indicate when voting on the Internet or by telephone that you wish to vote as recommended by the Board, then your shares will be voted at the annual meeting in accordance with the Board’s recommendation on all matters presented for a vote at the annual meeting. Similarly, if you sign and return a proxy card but do not indicate how you want to vote your shares for a particular proposal or for all of the proposals, then for any proposal for which you do not so indicate, your shares will be voted in accordance with the Board’s recommendation.

If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, then, the organization that holds your shares may generally vote your shares in their discretion on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is generally referred to as a “broker non-vote.”

What is the effect of withheld votes, abstentions, and broker non-votes?

Shares of common stock held by persons attending the virtual annual meeting but not voting and shares represented by proxies that reflect withheld votes or abstentions as to a particular proposal will be counted as present for purposes of determining the presence of a quorum. Abstentions are not an affirmative or negative vote on a proposal, so abstaining does not count as a vote cast and has no effect for purposes of determining whether our stockholders have ratified the appointment of KPMG LLP, our independent registered public accounting firm. The election of directors is determined by a plurality of votes cast, so a “Withhold” vote will not be counted in determining the outcome of such proposal.

Shares represented by proxies that reflect a “broker non-vote” will be counted as present for purposes of determining the presence of a quorum exists. As discussed above, a “broker non-vote” occurs when a nominee holding shares for a beneficial owner has not received instructions from the beneficial owner and does not have discretionary authority to vote the shares for certain non-routine matters. With regard to the election of directors, which is considered a non-routine matter, broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. However, ratification of the appointment of KPMG LLP is considered a routine matter on which a broker or other nominee has discretionary authority to vote. Accordingly, no broker non-votes will likely result from this proposal.

How does the Board recommend that I vote?

The Board recommends that you vote:

•	“For” the nominees for election as directors; and
•	“For” the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

If you vote via the Internet, by telephone, or sign and return the proxy card by mail but do not make specific choices, your shares, as permitted, will be voted as recommended by our board of directors. If any other matter is presented at the annual meeting, your proxy will vote in accordance with his or her best judgment. As of the date of this proxy statement we know of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

Who is paying the costs of soliciting these proxies?

We will pay all costs of soliciting these proxies. Our directors, officers, and other employees may solicit proxies in person or by mail, telephone, fax, or email. We will not pay our directors, officers, and other employees any additional compensation for these services. We will ask banks, brokers and other institutions, nominees, and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. Our costs for forwarding proxy materials will not be significant.

How do I obtain an Annual Report on Form 10-K?

If you would like a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, that we filed with the Securities and Exchange Commission, or the SEC, on February 28, 2020, we will send you one without charge. Please write to:

Airgain, Inc.

3611 Valley Centre Drive, Suite 150

San Diego, CA 92130

Attn: Corporate Secretary

All of our SEC filings are also available free of charge in the “Investors—SEC Filings” section of our website at www.airgain.com.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our current report on Form 8-K to be filed with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1:

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class of our directors standing for election each year, generally for a three-year term. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until the third annual meeting following election and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation, or removal. As detailed in the section below, the current composition of our board of directors is as follows: Class I consists of Tzau-Jin Chung and James K. Sims; Class II consists of Joan H. Gillman and Arthur M. Toscanini; and Class III consists of Thomas A. Munro and Jacob Suen.

At this meeting two nominees for director are to be elected as Class I directors for a three-year term expiring at our 2023 annual meeting of stockholders and until their successors are duly elected and qualified. The nominees, who were recommended for nomination by the nominating and corporate governance committee of our board of directors, are Tzau-Jin Chung and James K. Sims. The Class II directors have one year remaining on their terms of office and the Class III directors have two years remaining on their terms of office.

If no contrary indication is made, proxies in the accompanying form are to be voted for Mr. Chung and Mr. Sims or in the event that Mr. Chung or Mr. Sims is not a candidate or is unable to serve as a director at the time of the election (which is not currently expected), for any nominee who is designated by our board of directors to fill the vacancy. Each of Mr. Chung and Mr. Sims is currently a member of our board of directors.

All of our directors bring to the board of directors significant leadership experience derived from their professional experience and service as executives or board members of other corporations and/or private equity and venture capital firms. The process undertaken by the nominating and corporate governance committee in recommending qualified director candidates is described below under “Director Nomination Process.” Certain individual qualifications and skills of our directors that contribute to the board of directors’ effectiveness as a whole are described in the following paragraphs.

Information Regarding Directors

The information set forth below as to the directors and nominees for director has been furnished to us by the directors and nominees for director:

Nominees for Election to the Board of Directors

For a three-year term expiring at the
2023 Annual Meeting of Stockholders (Class I)

Name	Age	Present position with Airgain, Inc.
James K. Sims	73	Chairman of the Board of Directors
Tzau-Jin (TJ) Chung	57	Director

James K. Sims has served as our chairman of the board of directors since November 2003. He served as our Chief Executive Officer from March 2019 to August 2019 and as our interim Chief Executive Officer from May 2018 to March 2019 and as our Executive Chairman from October 2018 to March 2019. Mr. Sims has served as the Chairman and Chief Executive Officer of GEN3 Partners, a consulting company that specializes in science-based technology development since 1999 and as Managing Partner of its affiliated private equity investment fund, GEN3 Capital, LLP, since 2005. In 2017 Mr. Sims was the founding partner of Silicon Valley Data Capital. Mr. Sims founded Silicon Valley Data Science in 2012 where he is currently the Chairman. Mr. Sims also founded Cambridge Technology Partners in 1991 where he held the position of Chief Executive Officer. Prior to Cambridge Technology Partners, Mr. Sims also founded Concurrent Computer Corporation. Mr. Sims currently serves on the board of directors of various private companies including EPAY Systems, Inc., where he is currently the Chairman of the board, Connections 365, Inc. and Bright Volt, Inc. He has previously served on the boards of directors of public companies including Cambridge Technology Partners, RSA Security, Inc., where he was the Chairman, and Electronic Data Systems Corporation. Mr. Sims’ extensive experience as a director of numerous public and private companies, as well as his extensive experience as a founder and venture capital investor in the technology industry, contributed to our board of directors’ conclusion that he should serve as a director of our company.

TJ Chung has served on our board of directors since October 2018.  Mr. Chung is currently a Senior Partner at Core Industrial Partners LLC, a private equity firm investing in North American lower middle-market industrial and manufacturing businesses, a position he has held since July 2017. From January 2013 until his retirement in May 2016, Mr. Chung served as Chief Executive Officer of Teletrac Navman, a leading global Saas provider of commercial telematics solutions. From July 2007 to December 2012 Mr. Chung was Chief Executive Officer of Navman Wireless. Previously Mr. Chung served as President of the New Technologies Division of Brunswick Corporation from 2002 to 2007. Prior to that he served as Chief Strategy Officer of Brunswick Corporation and Senior Vice President of Brunswick Corporation’s Mercury Marine Division. Before joining Brunswick Corporation Mr. Chung was an executive at Emerson Electric. Mr. Chung currently serves on the boards of directors of Littelfuse, Inc. and MCBC Holdings, Inc. Mr. Chung earned his BS in science, electrical, and computer engineering from the University of Texas at Austin. He also holds an MS in computer science from North Carolina State University and an MBA from the Fuqua School of Business at Duke University. Mr. Chung’s extensive experience as an operating executive in the telecommunication, wireless, and technology industries contributed to our board of directors' conclusion that he should serve as a director of our company.

Members of the Board of Directors Continuing in Office

Term expiring at the
2021 Annual Meeting of Stockholders (Class II)

Name	Age	Present position with Airgain, Inc.
Joan H. Gillman	56	Director
Arthur M. Toscanini	77	Director

Joan H. Gillman has served on our board of directors since November 2016. Ms. Gillman has served as Executive Vice President and Chief Operating Officer of Time Warner Cable Media from September 2006 to June 2016. She first joined Time Warner Cable as a new product and marketing consultant in January 2004 and served from May 2005 to September 2006 as Vice President of Interactive TV and Advanced Advertising. Prior to Time Warner Cable Ms. Gillman served in senior executive roles at OpenTV Corporation, British Interactive Broadcasting Holdings Limited, and Physicians’ Online Inc. She has also held two of the top senior roles in the Office of U.S. Senator Chris Dodd—State Director and Legislative Director. Ms. Gillman currently serves on the board of directors of Centrica PLC, InterDigital, and The Jesuit Volunteer Corp. She has previously served on the boards of directors of various private companies, industry associations, and not-for-profits; including the College of the Holy Cross, the CityParks Foundation, National Cable Communications LLC, and the Interactive Advertising Bureau. Ms. Gillman’s extensive experience as an operating executive in the cable and technology industries, as well as her service as a director of numerous public and private companies, contributed to our board of directors' conclusion that she should serve as a director of our company.

Arthur M. Toscanini has served on our board of directors since 2005. Mr. Toscanini is the Chief Financial Officer of GEN3 Partners, a position he has held since 2000. Prior to GEN3 Partners he was with Cambridge Technology Partners from 1991 to 2000 where he served as the Chief Financial Officer. Mr. Toscanini also served as Vice President and Controller of Concurrent Computer Corporation from 1986 to 1991. Prior to Concurrent Computer Corporation he worked at Perkin-Elmer Data Systems Group. Mr. Toscanini currently serves on the board of directors of EPAY Systems. He holds a BA in accounting from Pace University and an MA in management from Monmouth University. Mr. Toscanini’s extensive knowledge of our business and experience as a chief financial officer contributed to our board of directors’ conclusion that he should serve as a director of our company.

Term expiring at the
2022 Annual Meeting of Stockholders (Class III)

Name	Age	Present position with Airgain, Inc.
Thomas A. Munro	63	Director
Jacob Suen	46	Director, Chief Executive Officer, and President

Thomas A. Munro has served on our board of directors since 2004. Mr. Munro is the Chief Executive Officer of Verimatrix, Inc., an internet security technology company, a position he has held since April 2005. Prior to Verimatrix Mr. Munro was the President of Wireless Facilities from 2001 to 2003 and Chief Financial Officer from 1997 to 2001. Previously he was the Chief Financial Officer of Precision Digital Images from 1994 to 1995 and MetLife Capital Corporation from 1992 to 1994. Mr. Munro currently serves on the board of directors of BandwidthX, Inc., a private company, and previously served on the boards of directors of private companies Kineticom, Inc. and CommNexus. Mr. Munro holds a BA in business and an MBA from the University of Washington. Mr. Munro’s extensive knowledge of our business and history and experience in the wireless technology industry contributed to our board of directors’ conclusion that he should serve as a director of our company.

Jacob Suen has served on our board of directors and as Chief Executive Officer since August 2019 and as our President since January 2019. He previously served as our Senior Vice President, Worldwide Sales from May 2017 through January 2019. Mr. Suen started with the company in April 2006 as the Vice President of Asia Pacific Sales. He previously served as the Director of Business Development from 1998 to 2005 at Paradyne Corporation.  Prior to Paradyne Mr. Suen was a development engineer at GVN Technologies in 1998.  From 1997 to 1998 Mr. Suen was a software development engineer for Motorola Incorporation.  Mr. Suen holds an MS in Electrical Engineering with a concentration in Communication Systems and a minor in Engineering Management from the University of South Florida.  Mr. Suen has his MBA with a focus on International Business and Entrepreneurship from the University of Colorado. Mr. Suen’s extensive knowledge of and experience at our business contributed to our board of directors’ conclusion that he should serve as a director of our company.

Board Independence

Our board of directors currently consists of six members. Our board of directors has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq Stock Market LLC, or Nasdaq, listing standards, except for Mr. Sims, our chairman of the board of directors and Mr. Suen, our Chief Executive Officer and President.  The Nasdaq independence definition includes a series of objective tests, including that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Board Leadership Structure

Our board of directors is currently led by its chairman, James K. Sims. Our board of directors recognizes that it is important to determine an optimal board leadership structure to ensure the independent oversight of management as the company continues to grow.

In May 2018 Mr. Sims was appointed as our interim Chief Executive Officer and continued to serve as the chairman of our board of directors. From March through August 2019, Mr. Sims was appointed and served as our permanent Chief Executive Officer. The board of directors believed that Mr. Sims’ service as both chairman of the board of directors and Chief Executive Officer was in the best interest of the company and its stockholders at the time. On August 8, 2019, the board of directors appointed Jacob Suen, as our Chief Executive Officer and a member of our board of directors in addition to his role as President.

Pursuant to our Corporate Governance Guidelines the board determines the best board leadership structure for our company from time to time. As part of our annual board self-evaluation process, we evaluate our leadership structure to ensure that the board continues to believe that it provides the optimal structure for our company and stockholders. We recognize that different board leadership structures may be appropriate for companies in different situations. We believe our current leadership structure is the optimal structure for our company at this time.

Each of the directors, other than Messrs. Sims and Suen, is independent, and the board believes that the independent directors provide effective oversight of management. Moreover, in addition to feedback provided during the course of board meetings, the independent directors have regular executive sessions. Following an executive session of independent directors, the independent directors communicate with Mr. Suen directly regarding any specific feedback or issues, provide Mr. Suen with input regarding agenda items for board and board committee meetings, and coordinate with Mr. Suen regarding information to be provided to the independent directors in performing their duties. The board believes that this approach appropriately and effectively complements the combined Chief Executive Officer/Director structure.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of the company’s risk management processes and—either as a whole or through its committees—regularly discusses with management our major risk exposures, their potential impact on our business, and the steps we take to manage them. The risk oversight process includes receiving regular reports from board committees and members of senior management to enable our board of directors to understand the company’s risk identification, risk management, and risk mitigation strategies with respect to areas of potential material risk, including operations, finance, legal, regulatory, strategic, and reputational risk.

The audit committee reviews information regarding liquidity and operations and oversees our management of financial risks. Periodically the audit committee reviews our policies with respect to risk assessment, risk management, loss prevention, and regulatory compliance. Oversight by the audit committee includes direct communication with our external auditors and discussions with management regarding significant risk exposures and the actions management has taken to limit, monitor, or control such exposures. The compensation committee is responsible for assessing whether any of our compensation policies or programs has the potential to encourage excessive risk-taking. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed through committee reports about such risks. Matters of significant strategic risk are considered by our board of directors as a whole.

Board of Directors Meetings

During 2019 our board of directors met seven times, including telephonic meetings. In that year each director attended at least 75% of the total number of meetings held during such director’s term of service by the board of directors and, with the exception of Ms. Gillman on the Nomination and Corporate Governance Committee, each committee of the board of directors on which such director served.

Board Committees and Independence

Our board of directors has established three standing committees—audit, compensation, and nominating and corporate governance—each operating under a charter that has been approved by our board of directors. The table below provides current committee membership information for each of the Board committees.

Committees
Name	Audit	Compensation	Nomination and Corporate Governance
Tzau-Jin Chung	X
Joan H. Gillman	X		Chair
Thomas A. Munro		Chair	X
Arthur M. Toscanini	Chair	X
Number of committee meetings held in 2019	4	2	3

Audit Committee

The audit committee’s main function is to oversee our accounting and financial reporting processes and the audits of our financial statements. This committee’s responsibilities include, among other things:

•	appointing our independent registered public accounting firm;
•	evaluating the qualifications, independence, and performance of our independent registered public accounting firm;
•	approving the audit and non-audit services to be performed by our independent registered public accounting firm;
•	reviewing the design, implementation, adequacy, and effectiveness of our internal accounting controls and our critical accounting policies;
•	discussing with management and the independent registered public accounting firm the results of our annual audit and the review of our quarterly unaudited financial statements;
•	reviewing, overseeing, and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;
•	reviewing on a periodic basis—or as appropriate—any investment policy and recommending to our board of directors any changes to such investment policy;
•	reviewing any earnings announcements and other public announcements regarding our results of operations;
•	preparing the report that the SEC requires in our annual proxy statement;
•	reviewing and approving any related party transactions and reviewing and monitoring compliance with our code of conduct and ethics; and
•	reviewing and evaluating—at least annually—the performance of the audit committee and its members including compliance of the audit committee with its charter.

Our board of directors has determined that all of the members of the audit committee are independent directors under the applicable rules and regulations of Nasdaq and by Rule 10A-3 of Securities and Exchange Act of 1934, as amended, or the Exchange Act. In addition, all members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our board of directors has determined that Mr. Toscanini is an “audit committee financial expert” as defined by applicable SEC rules and has the requisite financial sophistication as defined under the applicable Nasdaq rules and regulations. Both our external auditor and internal financial personnel meet privately with the audit committee and have unrestricted access to this committee. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq, which the audit committee will review and evaluate at least annually.

Compensation Committee

The compensation committee approves or recommends to our board of directors, policies relating to compensation and benefits of our officers and employees. The compensation committee (a) approves or recommends to our board of directors, corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, (b) evaluates the performance of these officers in light of those goals and objectives, and (c) approves or recommends to our board of directors, the compensation of these officers based on such evaluations. The compensation committee also approves or recommends to our board of directors, the issuance of stock options and other awards under our equity plan.

Our board of directors has determined that all members of the compensation committee are independent under the applicable rules and regulations of Nasdaq relating to compensation committee independence. The compensation committee operates under a written charter which the compensation committee will review and evaluate at least annually.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for assisting our board of directors in discharging the board’s responsibilities regarding the identification of qualified candidates to become board members, the selection of nominees for election as directors at our annual meetings of stockholders (or special meetings of stockholders at which directors are to be elected), and the selection of candidates to fill any vacancies on our board of directors and any committees thereof. In addition the nominating and corporate governance committee is responsible for overseeing our corporate governance policies, as well as, reporting and making recommendations to our board of directors concerning governance matters and oversight of the evaluation of our board of directors.

Our board of directors has determined that all members of the nominating and corporate governance committee are independent under the applicable rules and regulations of Nasdaq. The nominating and corporate governance committee operates under a written charter which the nominating and corporate governance committee will review and evaluate at least annually.

Audit Committee Report

The audit committee oversees the company’s financial reporting process on behalf of our board of directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities the audit committee reviewed the audited financial statements in the company’s annual report with management, including a discussion of any significant changes in the selection or application of accounting principles, the reasonableness of significant judgments, the clarity of disclosures in the financial statements, and the effect of any new accounting initiatives.

The audit committee reviewed with KPMG LLP, who is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the company’s accounting principles, and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and the matters listed in Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees. In addition the audit committee has discussed with KPMG LLP, its independence from management and the company, has received from KPMG LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the audit committee concerning independence and has considered the compatibility of non-audit services with the auditors’ independence.

The audit committee met with KPMG LLP to discuss the overall scope of its services, the results of its audit and reviews, and the overall quality of the company’s financial reporting. KPMG LLP, as the company’s independent registered public accounting firm, also periodically updates the audit committee about new accounting developments and their potential impact on the company’s reporting. The audit committee’s meetings with KPMG LLP were held with and without management present. The audit committee is not employed by the company, nor does it provide any expert assurance or professional certification regarding the company’s financial statements. The audit committee relies, without independent verification, on the accuracy and integrity of the information provided, and representations made, by management and the company’s independent registered public accounting firm.

In reliance on the reviews and discussions referred to above, the audit committee has recommended to the company’s board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2019.

The audit committee and the company’s board of directors have recommended, subject to stockholder approval, the ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm for 2020.

This report of the audit committee is not “soliciting material,” shall not be deemed “filed” with the SEC, and shall not be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

The foregoing report has been furnished by the audit committee.

Audit Committee

Arthur M. Toscanini, Chair
Tzau-Jin Chung
Joan H. Gillman

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee during 2019 has ever been one of our officers or employees. None of our executive officers currently serves, or has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Director Nomination Process

Director Qualifications

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills, and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity, ethics, and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	experience as a board member or executive officer of another publicly-held company;
•	strong finance experience;
•	diversity of expertise and experience in substantive matters pertaining to our business relative to other members of our board of directors;
•	diversity of background and perspective, including but not limited to, with respect to age, gender, race, place of residence, and specialized experience;
•	experience relevant to our business industry and with relevant social policy concerns; and
•	relevant academic expertise or other proficiency in an area of our business operations.

Currently our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Other than the foregoing there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem to be in the best interests of our company and our stockholders. The nominating and corporate governance committee does, however, believe it appropriate for at least one, and preferably, several, members of our board of directors to meet the criteria for an

“audit committee financial expert” as defined by SEC rules, and that a majority of the members of our board of directors meet the definition of “independent director” under Nasdaq qualification standards. The nominating and corporate governance committee also believes it is appropriate for our President and Chief Executive Officer to serve as a member of our board of directors.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our board of directors willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for board of director service and who are willing to continue in service are considered for re-nomination while, at the same time, balancing the value of continuity of service by existing members of our board of directors with that of obtaining a new perspective or expertise.

If any member of our board of directors does not wish to continue in service, or if our board of directors decides not to re-nominate a member for re-election, or if the board of directors decides to expand the size of the board; the nominating and corporate governance committee identifies the desired skills and experience of a new nominee in light of the criteria above. The nominating and corporate governance committee generally polls our board of directors and members of management for their recommendations. The nominating and corporate governance committee may also review the composition and qualification of the boards of directors of our competitors and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience, and background of the candidates. Final candidates are interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations the nominating and corporate governance committee evaluates each individual in the context of our board of directors as a whole, with the objective of assembling a group that can best contribute to the success of our company and represent stockholder interests through the exercise of sound business judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our board of directors.  Historically the nominating and corporate governance committee has not relied on third-party search firms to identify director candidates. The nominating and corporate governance may in the future choose to do so in those situations where particular qualifications are required or where existing contacts are not sufficient to identify an appropriate candidate.

The nominating and corporate governance committee evaluates nominees recommended by stockholders in the same manner as it evaluates other nominees. We have not received director candidate recommendations from our stockholders and we do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by members of our board of directors, management, or other parties are evaluated.

Under our amended and restated bylaws, a stockholder wishing to suggest a candidate for director should write to our corporate secretary and provide such information about the stockholder and the proposed candidate as is set forth in our amended and restated bylaws and as would be required by SEC rules to be included in a proxy statement. In addition the stockholder must include the consent of the candidate and describe any arrangements or undertakings between the stockholder and the candidate regarding the nomination. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and include the candidate in our proxy statement for the 2021 annual meeting, the recommendation should be received by our corporate secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals.”

Director Attendance at Annual Meetings

Although we do not have a formal policy regarding attendance by members of our board of directors at our annual meeting, we encourage all of our directors to attend. No member of our board of directors attended our annual meeting of stockholders in 2019.

Communications with our Board of Directors

Stockholders seeking to communicate with our board of directors should submit their written comments to our corporate secretary, Airgain, Inc., 3611 Valley Centre Drive, Suite 150, San Diego, CA 92130. The corporate secretary will forward such communications to each member of our board of directors; provided that, if in the opinion of our corporate secretary it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Prohibition Against Pledging and Hedging

We maintain an Insider Trading Compliance Policy that prohibits our officers, directors, and employees pledging our stock as collateral to secure loans and from engaging in hedging transactions, including zero-cost collars and forward sale contracts. It further prohibits margin purchases of our stock, short sales of our stock, and any transactions in puts, calls, or other derivative securities involving our stock.

Corporate Governance

Our company’s Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter, and Nominating and Corporate Governance Committee Charter are available, free of charge, on our website at www.airgain.com. Please note, however, that the information contained on the website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our company’s other corporate governance documents, free of charge, to any stockholder upon written request to Airgain, Inc., 3611 Valley Centre Drive, Suite 150, San Diego, CA 92130, Attention: Corporate Secretary.

Director Compensation

Our board of directors has approved a compensation policy for our non-employee directors. The non-employee director compensation policy provides for annual retainer fees and long-term equity awards for our non-employee directors. Pursuant to the terms of the non-employee director compensation policy, each non-employee director will receive an annual retainer of $32,000. During 2020, from and after February 9, 2020, our chairman of the board of directors will receive a cash retainer for his service as the non-employee chairman of the board for the remainder of 2020, based on an annualized rate of $240,000 per year. Commencing in 2021 our chairman of the board of directors will receive an additional $26,500 annual retainer.  Non-employee directors serving as the chairs of the audit, compensation, and nominating and corporate governance committees will receive additional annual retainers of $16,000, $10,600 and $8,000, respectively. Non-employee directors serving as members of the audit, compensation, and nominating and corporate governance committees will receive additional annual retainers of $8,000, $5,300 and $4,000, respectively.

Each non-employee director who is newly elected or appointed to the board of directors will also receive, effective on the date of such election or appointment (or such other date specified by the board of directors), (1) an initial grant of options to purchase a number of shares of our common stock having a value of $50,000, calculated as of the date of grant in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that we utilize in preparation of our financial statements and the thirty-day trailing average trading price of our common stock preceding the date of grant, or the Thirty-Day Trailing Average, plus (2) such number of restricted stock units as is determined by dividing (A) $50,000 by (B) the Thirty-Day Trailing Average, which initial awards will vest in substantially equal installments on each of the first three anniversaries of the date of grant. All of a non-employee director’s initial awards shall vest in full immediately prior to the occurrence of a change in control, to the extent outstanding at such time.

Each non-employee director will receive an annual award on the first trading day in February of each year of (1) a number of stock options having a value of $30,000 (with the award to the chairperson of the board of directors having a value of $45,000), calculated as of the date of grant in accordance with the Black-Scholes option pricing model (utilizing the same assumptions that we use in preparation of our financial statements and the Thirty-Day Trailing Average), plus (2) such number of restricted stock units as is determined by dividing (A) $30,000 (with the award to the chairperson of the board of directors having a value of $45,000) by (B) the Thirty-Day Trailing Average, which annual awards will vest on the first anniversary of the date of grant.  All of a non-employee director’s annual awards shall vest in full immediately prior to the occurrence of a change in control, to the extent outstanding at such time.

In addition the non-employee director compensation policy contains an ownership guideline so that members of the board of directors are required to own shares with a value of at least three times the then-current annual retainer on or before September 30, 2021, or, if later, within three years after the director’s first appointment to the board of directors. Compensation under our compensation policy is subject to the annual limits on non-employee director compensation set forth in our 2016 Incentive Award Plan, referred to herein as the 2016 Plan. Our board of directors or its authorized committee may modify the non-employee director compensation policy from time to time in the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, subject to the annual limit on non-employee director compensation set forth in the 2016 Plan. As provided in the 2016 Plan our board of directors or its authorized committee may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the board of directors or its authorized committee may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation or in other compensation decisions involving non-employee directors.

Mr. Suen, who serves as our Chief Executive Officer, President, and a member of our board of directors receives no additional compensation for his service as a director.

Following his appointment as interim Chief Executive Officer in May 2018, Mr. Sims was generally not entitled to any additional fees or other compensation for serving as a member of the board, including any fees or equity grants in accordance with our non-employee director compensation policy, although the equity awards previously granted to him in connection with his service as a member of our board of directors will continue to vest based on his service as Chief Executive Officer. Effective February 1, 2020, in connection with his termination of employment with us and return to his status as non-executive chairman of the board of directors effective February 9, 2020, Mr. Sims again became available to receive the compensation under our non-employee director compensation policy and received the automatic annual equity awards described above in February 2020.  Subject to his remaining as a member of our board of directors, Mr. Sims' will receive a cash retainer for his service as the non-employee chairman of the board of directors for the remainder of 2020, based on an annualized rate of $240,000 per year. His annual cash retainer thereafter will be determined in accordance with our non-employee director compensation policy described above. The compensation received by Mr. Sims for his service as chairman of the board of directors, interim Chief Executive Officer, Chief Executive Officer and Advisor to the Chief Executive Officer during 2019 is presented in “Executive Compensation—Summary Compensation Table.”

The following table sets forth information for the year ended December 31, 2019, regarding the compensation awarded to, earned by, or paid to our non-employee directors who served on our board of directors during 2019:

Name	Fees earned or paid in cash	Option awards(1)	Stock awards(1)	All other compensation	Total
Tzau-Jin Chung	$40,000	$32,772	$30,476	$—	$103,249
Joan H. Gillman	48,000	32,772	30,476	—	111,249
Frances Kordyback(2)	16,000	54,222	30,476	—	100,699
Thomas A. Munro	46,600	32,772	30,476	—	109,849
Arthur M. Toscanini	53,300	32,772	30,476	—	116,549

(1)

Amounts reflect the full grant-date fair value of stock awards and stock options granted during 2019 computed in accordance with Accounting Standards Codification, or ASC, Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all option awards made to our directors in Note 10 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and filed with the SEC on February 28, 2020.

(2)

Ms. Kordyback resigned from the board of directors on June 27, 2019. In connection with her resignation, our board of directors extended the post-resignation exercise period of her outstanding vested stock options through the first anniversary of her resignation and we recognized additional compensation of $21,450.

The table below shows the aggregate numbers of restricted stock unit and stock option awards held by each non-employee director listed in the table above outstanding at December 31, 2019:

Name	Options	Restricted Stock Units
Tzau-Jin Chung	17,731	5,476
Joan H. Gillman	34,897	2,835
Frances Kordyback	20,000	—
Thomas A. Munro	65,378	2,835
Arthur M. Toscanini	73,577	2,835

Vote Required; Recommendation of the Board of Directors

If a quorum is present and voting at the annual meeting, directors shall be elected by a plurality of votes cast, meaning that the nominees receiving the highest number of shares voted “For” their election will be elected to our board of directors. Votes withheld from any nominee, abstentions, and broker non-votes will be counted only for purposes of determining a quorum and are not considered votes cast for the foregoing purpose. Broker non-votes will have no effect on this proposal as brokers or other nominees are not entitled to vote on such proposals in the absence of voting instructions from the beneficial owner.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF TZAU-JIN CHUNG AND JAMES K. SIMS. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

PROPOSAL 2:

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed KPMG LLP as the company’s independent registered public accounting firm for the year ending December 31, 2020 and has further directed that management submit the appointment of independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited the company’s financial statements since 2012. Representatives of KPMG LLP are expected to be present online at the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Stockholder ratification of the appointment of KPMG LLP as the company’s independent registered public accounting firm is not required by Delaware law, the company’s amended and restated certificate of incorporation, or the company’s amended and restated bylaws. However, the audit committee is submitting the appointment of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the appointment the audit committee will reconsider whether to retain that firm. Even if the appointment is ratified the audit committee in its discretion may direct the appointment of different independent registered accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The following table represents aggregate fees billed to us by KPMG LLP, our independent registered public accounting firm for services related to the years ended December 31 (in thousands):

	2019	2018
Audit fees (1)	$522	$431
Tax fees (2)	177	83
All other fees (3)	2	2
Total	$701	$516
(1)

Audit fees consist of fees for professional services rendered for (a) the audit of our annual financial statements, (b) the quarterly reviews of our financial statements, and (c) related services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Tax fees consist of professional services rendered for tax compliance, tax advice, and tax planning. This category includes fees for completion of R&D tax credit studies, and in 2019, consulting on tax matters related to our international operations.

(3)	All other fees consist of fees for technical publications purchased from KPMG LLP.

The audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP and has concluded that the provision of such services is compatible with maintaining the independence of our auditors.

Pre-Approval Policies and Procedures

Our audit committee has established a policy that all audit and permissible non-audit services provided by our independent registered public accounting firm will be pre-approved by the audit committee and all such services were pre-approved in accordance with this policy during the years ended December 31, 2019 and 2018. These services may include audit services, audit-related services, tax services, and other services. The audit committee considers whether the provision of each non-audit service is compatible with maintaining the independence of our auditors. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. Our independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval and the fees for the services performed to date.

Vote Required; Recommendation of the Board of Directors

The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively on the proposal will be required to ratify the appointment of KPMG LLP, meaning the number of shares voted “For” the proposal must exceed the number of shares voted “Against” the proposal. Abstentions will not be counted toward the tabulation of votes cast on this proposal and will have no effect on the proposal. The approval of Proposal 2 is a routine proposal on which a broker or other nominee has discretionary authority to vote. Accordingly no broker non-votes will likely result from this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information relating to the beneficial ownership of our common stock as of April 27, 2020, by:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder, executive officer, or director is determined in accordance with SEC rules. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power as well as any shares that the person has the right to acquire within 60 days of April 27, 2020, through the exercise of any stock options, warrants, or other rights. Except as otherwise indicated, and subject to applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock held by that person. For purposes of calculating each person’s or group’s percentage ownership, stock options, warrants, and other rights exercisable within 60 days after April 27, 2020, are included for that person but not for any other person.

The percentage of shares beneficially owned is based on 9,696,557 shares of our common stock outstanding as of April 27, 2020. Unless otherwise noted below, the address of each person listed on the table is c/o Airgain, Inc., 3611 Valley Centre Drive, Suite 150, San Diego, CA 92130.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Shares
5% and Greater Stockholders
William Blair & Company, L.L.C.(1) 150 North Riverside Plaza Chicago, IL 60606	642,524	6.6%
BlackRock, Inc.(2) 55 East 52nd St. New York, NY 10055	617,630	6.4
Jackson Capital Management, LLC(3) 3220 W. 98th Street Evergreen Park, IL 60805	515,500	5.3
Named Executive Officers and Directors
Tzau-Jin Chung(4)	14,998	*
Anil Doradla	7,000	*
Joan H. Gilman(5)	37,732	*
Thomas A. Munro(6)	70,212	*
James K. Sims(7)	563,696	5.6
Jacob Suen(8)	117,679	1.2
Kevin Thill(9)	124,973	1.3
Arthur M. Toscanini(10)	137,569	1.4
All current directors and executive officers as a group (8 persons)(11)	1,066,859	10.3

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.

(1)

Based on information disclosed in the Schedule 13G/A filed with the SEC on February 13, 2020, by William Blair & Company, L.L.C. This schedule reported that William Blair & Company, L.L.C.. has sole voting power with respect to 568,957 shares and sole dispositive power with respect to 642,524 shares.

(2)

Based on information disclosed in the Schedule 13G filed with the SEC on February 7, 2020. by BlackRock, Inc. This schedule reported that BlackRock, Inc. has sole voting power with respect to 611,512 shares and sole dispositive power with respect to 617,630 shares.

(3)	Based on information disclosed in the Schedule 13G filed with the SEC on April 19, 2019, by Jackson Capital Management, LLC.
(4)

Includes 10,842 shares of common stock that Mr. Chung has the right to acquire from us within 60 days of April 27, 2020, pursuant to the exercise of stock options. Beneficial ownership does not include 5,580 restricted stock units since no shares would be acquired within 60 days of April 27, 2020.

(5)

Includes 34,897 shares of common stock that Ms. Gillman has the right to acquire from us within 60 days of April 27, 2020 pursuant to the exercise of stock options.  Beneficial ownership does not include 2,939 restricted stock units since no shares would be acquired within 60 days of April 27, 2020.

(6)

Includes 65,377 shares of common stock that Mr. Munro has the right to acquire from us within 60 days of April 27, 2020 pursuant to the exercise of stock options. Beneficial ownership does not include 2,939 restricted stock units since no shares would be acquired within 60 days of April 27, 2020.

(7)

Includes (a) 280,588 shares of common stock that Mr. Sims has the right to acquire from us within 60 days of April 27, 2020, pursuant to the exercise of stock options, (b) 7,529 shares of common stock held by GEN3 Capital I, LP, or GEN3 Capital, and (c) 5 shares of common stock held by Gen 3 Partners, Inc., or Gen 3 Partners. The general partner of GEN3 Capital is GEN3 Capital Partners, LLC, or GEN3 LLC, and James K. Sims is the Managing Member of GEN3 LLC. As a result each of GEN3 LLC and Mr. Sims may be deemed to share beneficial ownership of the shares held by GEN3 Capital. Mr. Sims may be deemed to share beneficial ownership of the shares held by Gen 3 Partners in his capacity as a director of Gen 3 Partners. Mr. Sims disclaims beneficial ownership of the shares held by Gen 3 Partners and GEN3 Capital, except to the extent of his respective pecuniary interest therein. Information regarding the shares owned by Gen 3 Partners and GEN3 Capital is based in part on information contained in a Form 4 filed by GEN3 Capital Partners, LLC on February 10, 2020. Beneficial ownership does not include 19,653 restricted stock units since no shares would be acquired within 60 days of April 27, 2020.

(8)

Includes 111,862 shares of common stock that Mr. Suen has the right to acquire from us within 60 days of April 27, 2020, pursuant to the exercise of stock options. Beneficial ownership does not include 76,678 restricted stock units since no shares would be acquired within 60 days of April 27, 2020.

(9)

Includes 123,097 shares of common stock that Mr. Thill has the right to acquire from us within 60 days of April 27, 2020, pursuant to the exercise of stock options. Beneficial ownership does not include 57,623 restricted stock units since no shares would be acquired within 60 days of April 27, 2020.

(10)

Includes 73,576 shares of common stock that Mr. Toscanini has the right to acquire from us within 60 days of April 27, 2020 pursuant to the exercise of stock options and (b) 5 shares of common stock held by Gen 3 Partners. Mr. Toscanini may be deemed to share beneficial ownership of the shares held by Gen 3 Partners in his capacity as a director of Gen 3 Partners. Mr. Toscanini disclaims beneficial ownership of the shares held by Gen 3 Partners, except to the extent of his pecuniary interest therein. Information regarding the shares owned by Gen 3 Partners is based in part on information contained in a Form 4 filed by GEN3 Capital Partners, LLC on February 10, 2020. Beneficial ownership does not include 2, restricted stock units since no shares would be acquired within 60 days of April 27, 2020.

(11)	Includes the shares of common stock issuable upon the exercise of outstanding options, as set forth in the previous footnotes.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Our Executive Officers

The following table sets forth information regarding our executive officers as of April 27, 2020:

Name	Age	Position
Jacob Suen	46	Chief Executive Officer and President
David B. Lyle	56	Chief Financial Officer and Secretary
Kevin M. Thill	59	Senior Vice President, Engineering

The biography for Mr. Suen can be found under "Proposal 1—Election of Directors."

David B. Lyle has served as our Chief Financial Officer since January 2020. Prior to that Mr. Lyle served as the Chief Financial Officer of Sunniva, Inc. from June 2019 to November 2019. Prior to Sunniva he was Chief Financial Officer at Maxwell Technologies, Inc. from May 2015 to May 2019, which was acquired by Tesla in 2019. Mr. Lyle served as the Chief Financial Officer of Entropic Communications, Inc. from 2007 to 2015, which was acquired in 2015 by MaxLinear, Inc. Prior to Entropic he served as the Chief Financial Officer of RF Magic Inc., acquired by Entropic in 2007, Zyray Wireless Inc., acquired by Broadcom Corporation in 2004, and Mobilian Corporation, acquired by Intel Corporation in 2003. Mr. Lyle holds a BS in business administration from University of Southern California, a Master of International Management from the Thunderbird School of Global Management, and an MBA from Arizona State University.

Kevin Thill has served as our Senior Vice President, Engineering since January 2019.  He has been with the company since April 2017 as the Vice President, Antenna-Plus.  Prior to that Mr. Thill founded Antenna Plus, LLC in 1991 and was the owner until its acquisition by us in 2017.  Prior to Antenna Plus Mr. Thill was a Senior Antenna Design Engineer at Motorola.  Prior to Motorola Mr. Thill was an Antenna Engineer at Northrop and prior to that he was an Antenna Engineer at McDonald Douglass. Mr. Thill received a BS in Electrical Engineering from Arizona State University.

Overview

This section discusses the material components of the executive compensation program for our executive officers who are named in the “Summary Compensation Table” below. In 2019 our “named executive officers” and their positions were as follows:

•	James K. Sims	Chairman and former Chief Executive Officer and Advisor to the Chief Executive Officer(1)
•	Jacob Suen	Chief Executive Officer and President(2)
•	Kevin M. Thill	Senior Vice President, Engineering(3)
•	Anil K. Doradla	Former Chief Financial Officer(4)

(1)

Mr. Sims served as our interim Chief Executive Officer from May 2, 2018 through March 13, 2019, when he was appointed Chief Executive Officer.  In connection with Mr. Suen's appointment as Chief Executive Officer on August 8, 2019, Mr. Sims transitioned to the role of Advisor to the Chief Executive Officer.  Mr. Sims continued in this role until February 2020, at which time his employment ceased and he reverted to the role of non-executive chairman of the board of directors.

(2)

Mr. Suen was appointed President effective January 16, 2019 and Chief Executive Officer effective August 8, 2019. Prior to his promotion in January 2019, he served as our Senior Vice President, Worldwide Sales.

(3)	Mr. Thill was appointed Senior Vice President, Engineering effective January 16, 2019.
(4)	Mr. Doradla served as our Chief Financial Officer until his resignation on November 30, 2019.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations, and determinations regarding future compensation programs. Actual compensation programs that we adopt in the future may differ materially from the currently planned programs summarized in this discussion.

Summary Compensation Table

The following table presents information regarding compensation earned by or awards to our named executive officers during 2019 and 2018:

Name and principal position	Year	Salary		Bonus(1)	Stock awards(2)	Option awards(2)	Non-equity incentive plan awards(3)	All other compensation(4)	Total
James K. Sims, Executive Chairman and	2019	$388,082	(5)	$—	$232,936	$246,845	$244,800	$13,340	$1,126,003
former Chief Executive Officer	2018	267,400		437,400	—	681,500	—	34,900	1,421,200
Jacob Suen, Chief Executive	2019	839,143		—	407,632	1,665,404	212,670	—	3,124,849
Officer and President	2018	310,000		334,800	—	281,300	—	8,600	934,700
Kevin M. Thill, Vice President Engineering	2019	433,635		—	116,468	123,423	112,200	—	785,725
Anil K. Doradla, former Chief	2019	524,250		—	174,696	707,155	—	39,375	—
Financial Officer(6)	2018	298,200		234,000	—	267,200	—	—	799,400

(1)	Represents discretionary annual bonuses earned by the named executive officers for performance during 2018.
(2)

Amounts reflect the full grant-date fair value of stock and option awards granted during the relevant fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. We provide information regarding the assumptions used to calculate the value of all awards made to our named executive officers in Note 10 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, and filed with the SEC on February 28, 2020. For Mr. Sims, for 2018, amounts include (a) the grant date fair value of the stock options granted to him on May 8, 2018, in connection with his appointment as our interim Chief Executive Officer, and (b) the grant date fair value of the stock options granted to him on January 19, 2018, in his capacity as a non-employee director pursuant to our non-employee director compensation policy. For Mr. Doradla, we recognized $28,700 expense in 2019 following his resignation in connection with the continued vesting of his options during the term of his consulting agreement through February 2020.

(3)	Represents annual performance bonuses earned by the named executive officers for performance during 2019.
(4)

For Mr. Sims amounts represent (a) $12,400 and $13,340 paid on his behalf for healthcare premiums in 2018 and 2019, respectively, and (b) $22,500 paid in 2018 for his service as a non-employee director pursuant to our non-employee director compensation policy prior to his appointment as interim Chief Executive Officer on May 2, 2018. For Mr. Doradla, includes (a) $34,375 in paid time off paid to him in connection with his termination of employment in November 2019, and (b) $5,000 in consulting fees earned by him during 2019 following his termination of employment. Mr. Suen’s amount represents travel and entertainment expense reimbursements for Mr. Suen’s family to join him while on a sales trip.

(5)

For Mr. Sims for 2019, this column includes (a) his base salary for 2019 earned for his service as Chief Executive Officer and Advisor to the Chief Executive Officer following his commencement of employment with us in February 2019, and (b) $82,255 in consulting fees paid in 2019 to him for his service as our non-employee interim Chief Executive Officer prior to his commencement of employment in February 2019.

(6)	Mr. Doradla resigned on November 30, 2019.

Narrative Disclosure to Summary Compensation Table

Employment and Consulting Agreements

We have entered into employment agreements with each of our executive officers.

Arrangements with Mr. Sims

From May 8, 2018, through March 13, 2019, Mr. Sims served as our non-employee interim Chief Executive Officer. In consideration of his service as interim Chief Executive Officer, Mr. Sims received a monthly retainer of $33,333.33, which equated to an annual retainer of $400,000. Mr. Sims was also eligible to be awarded a discretionary bonus by our board of directors in connection with his service as interim Chief Executive Officer.

Original Employment Agreement

On October 25, 2018, the Board approved the entry by us into an employment agreement with Mr. Sims, which agreement was designed to cover his future service as Executive Chairman and interim Chief Executive Officer. The employment agreement with Mr. Sims became effective on February 16, 2019, at which time Mr. Sims became an employee of the company and Executive Chairman in addition to interim Chief Executive Officer.

Effective March 13, 2019, Mr. Sims was appointed Chief Executive Officer in addition to his role as Executive Chairman. Mr. Sims served in these roles until Mr. Suen's appointment as Chief Executive Officer effective August 8, 2019. On that date Mr. Sims resigned as Chief Executive Officer and was appointed as Advisor to the Chief Executive Officer in addition to his role as Chairman of the Board of Directors, and we executed an amended employment agreement with him as described below. On February 9, 2020, Mr. Sims’ employment ceased and he continues as our non-employee Chairman of the Board of Directors.

During the term of his employment under his employment agreement, Mr. Sims received an annual base salary of $400,000. Mr. Sims was also eligible to receive an annual incentive bonus in the discretion of our board of directors (with a target bonus of 90% of his base salary). Mr. Sims was also be entitled to participate in all employee benefit plans, programs and arrangements maintained by us and made available to employees generally and to receive reimbursement for all reasonable and necessary business expenses incurred by him.  Mr. Sims, who did not participate in the company's healthcare plans, was also provided with a monthly reimbursement of his healthcare premiums under his individually obtained health coverage.

Pursuant to his employment agreement in effect prior to the August amendment and his role conversion, if we terminated Mr. Sims’ employment without cause (as defined in the employment agreement) or he resigned for good reason (as defined in the employment agreement), in addition to the payment of his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled, he would have been entitled to the following severance and benefits, subject to his execution of a release of claims against us: (1) a lump sum cash payment in an amount equal to (A) if his employment were terminated prior to December 31, 2020, his base salary as in effect immediately prior to the date of his termination for a period of up to 18 months (which severance period will be prorated between 18 months and 6 months depending on his length of service following February 16, 2018 through December 31, 2020), or (B) six months of his annual base salary as in effect immediately prior to the date of this termination if his employment were terminated on or after December 31, 2020; (2) a lump sum cash payment in an amount equal to his full target bonus for the calendar year during which such date of termination occurs; (3) the continuation of his health and dental coverage pursuant to COBRA at our expense for the applicable severance period of 6 months following the date of termination; and (4) full acceleration of his outstanding equity awards. In addition, all of Mr. Sims’ equity awards will vest in the event of a change in control, without regard to his termination of employment.  Notwithstanding the foregoing, no severance was payable in the event Mr. Sims’ termination without cause or resignation for good reason occurred after February 16, 2021.

If Mr. Sims’ employment were terminated as a result of his death or following his permanent disability, in addition to the payment of his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled, he or his estate, as applicable, he was entitled to a lump sum cash payment in an amount equal to his "earned" bonus for the calendar year during which his date of termination occurred calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar year during which such termination occurred that has elapsed through the date of termination.

August 2019 Amended Employment Agreement

Effective August 8, 2019, Mr. Sims’ employment agreement was amended and restated to reflect his new role as Advisor to the Chief Executive Officer and chairman of the board of directors. The amended employment agreement with Mr. Sims provided for a fixed term, which expired on February 9, 2020, unless earlier terminated by us or Mr. Sims, and the same annual base salary, target bonus and additional employee benefits and medical reimbursements as were in place under his original employment agreement described above.

If Mr. Sims’ employment under his amended employment agreement were terminated prior to the expiration of the term by us without cause or by him for good reason, in addition to the payment of his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled, he would have been entitled to the following severance and benefits, subject to his execution of a release of claims against us: (1) a lump sum cash payment equal to his base salary through the last day of the term of the agreement; (2) a lump sum cash payment equal to his target annual bonus (if such termination occurred prior to December 31, 2019; (3) the continuation of his health and dental coverage pursuant to COBRA at our expense through the last day of the term of the agreement; and (4) full acceleration of his outstanding equity awards. His benefits upon a termination for death or disability during the term of the amended employment agreement were the same as those under his original employment agreement described above.

Interaction of Employment Agreement with Non-Employee Director Compensation Policy

Following his appointment as interim Chief Executive Officer in May 2018, Mr. Sims was generally not entitled to any additional fees or other compensation for serving as a member of the board. Commencing February 1, 2020, Mr. Sims again became eligible to receive equity grants in accordance with our non-employee director compensation policy. After the end of his employment term on February 9, 2020, subject to his remaining as a member of our board of directors, Mr. Sims will receive a cash retainer for his service as the non-employee chairman of the board of directors for the remainder of 2020, based on an annualized rate of $240,000 per year. His annual cash retainer thereafter will be determined in accordance with our non-employee director compensation policy.

Mr. Sims was not present for the deliberations or decision by our board of directors when it approved his compensation arrangements during his service as Executive Chairman, Chief Executive Officer, or Advisor to the Chief Executive Officer.

Employment Agreements with Mr. Suen, Mr. Thill, and Mr. Doradla

Effective January 16, 2019, we entered into amended employment agreements with each of Jacob Suen, our President, Anil Doradla, our Chief Financial Officer and Secretary, and Kevin Thill, our Senior Vice President, Engineering. Mr. Doradla resigned effective November 30, 2019. Mr. Suen's agreement was amended in connection with his promotion to Chief Executive Officer in August 2019 to reflect his increased base salary, as described above. In addition, we further amended the employment agreements with Mr. Suen and Mr. Thill in April 2020 to increase the severance payable in the event of a termination without cause (as defined below) or a resignation for good reason (as defined below), other than in connection with a change in control, from 6 months to 12 months, as described below.

The amended and restated employment agreements provide for an indefinite term and for at-will employment. The agreements also set forth each executive's annual base salary and target bonus opportunity and provide that each executive will be entitled to the benefits provided to employees generally.

Pursuant to the amended employment agreements, if we terminate an executive's employment without cause or he resigns for good reason , he is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the date of termination plus an amount equal to his target bonus for the calendar year during which his date of termination occurs, prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination; and (3) continuation of health benefits at our expense for a period of 6 months following the date of termination.

In the event an executive's termination without cause or resignation for good reason occurs within 12 months following a change in control, he is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; (2) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the date of termination; (3) a lump sum cash payment in an amount equal to his target bonus for the year in which the termination of his employment occurs; and (4) continuation of health benefits at our expense for a period of 18 months following the date of termination. All of an executive's outstanding equity awards will become fully vested and exercisable in the event of a termination without cause or resignation for good reason at any time following a change in control.

If an executive's employment is terminated as a result of his death or following his permanent disability, he or his estate, as applicable, is entitled to the following payments and benefits: (1) his fully earned but unpaid base salary through the date of termination at the rate then in effect, plus all other amounts under any compensation plan or practice to which he is entitled; and (2) a lump sum cash payment in an amount equal to his “earned” bonus for the calendar year during which his date of termination occurs calculated as of the date of termination (wherein “earned” means that he has met the applicable bonus metrics as of date of such termination, as determined by the board of directors), prorated for such portion of the calendar year during which such termination occurs that has elapsed through the date of termination.

Mr. Suen is not present for the deliberations or decision by our board of directors when it approves his compensation arrangements.

Defined Terms Applicable to Executive Employment Agreements

For purposes of the executive employment agreements, “cause” generally means an executive officer’s (1) material breach of his employment agreement, his confidentiality and inventions assignment agreement or the definitive agreements relating to his stock option awards; (2) continued substantial and material failure or refusal to perform according to, or to comply with, the policies, procedures or practices established by us; (3) appropriation (or attempted appropriation) of a material business opportunity of the company, including attempting to secure or securing any personal profit in connection with any transaction entered into on our behalf; (4) misappropriation (or attempted appropriation) of any of our funds or property of any kind; (5) willful gross misconduct; or (6) conviction of a felony involving moral turpitude that is likely to inflict or has inflicted material injury on our business; provided, however, that except for Cause being the result of item (6) above, we will provide written notice to the executive officer, which notice specifically identifies the nature of the alleged cause claimed by us with enough specificity for the executive officer to be able to cure, and the executive officer will have 15 days to cure the purported ground(s) for cause.

For purposes of the executive employment agreements, “good reason” generally means (1) a material reduction in the executive officer’s authority, duties or responsibilities relative to the executive officer’s authority, duties or responsibilities in effect immediately prior to such reduction; as set forth in his employment agreement; (2) a material reduction in the executive officer’s annual base salary; (3) other than for Mr. Sims, a relocation of the executive officer’s or our principal executive offices by more than 25 miles, or (4) any material breach by us or any successor or affiliate of obligations to the executive officer under the employment agreement.

For purposes of the employment agreements, “change in control” generally means (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) (other than us, any of our subsidiaries, or any existing stockholder) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities, (2) during any period of two consecutive years, individuals who, at the beginning of such period, constitute our board together with any new directors whose election by the board or nomination for election was approved by aa vote of at least 2/3 of the then-current board members who were directors at the beginning of the period or whose election or appointment was so approved, cease for any reason to constitute a majority of the board of directors, or (3) the consummation of the sale or disposition by us of all or substantially all of our assets, or the consummation of a merger, consolidation, reorganization business combination, or acquisition of assets or stock of another entity, in each case in which our voting securities outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least a majority of the combined voting power of such surviving entity or its parent outstanding immediately after such transaction and no “person” owns 50% or more of the surviving entity or its parent.

Consulting Agreement with Mr. Doradla

Following his resignation in November 2019, Mr. Doradla entered into a consulting agreement with us pursuant to which he agreed to provide transition services to us through February 2020. Mr. Doradla received a monthly retainer of $5,000 for such service, and his outstanding stock options continued to vest during the term of his consulting services (with the exception of his August 2019 stock option award, which was forfeited as he was unable to meet the initial vesting requirement).  His unvested restricted stock units, however, were forfeited upon his resignation of employment.

Annual Base Salary

In general, base salaries for our named executive officers are initially established through arm’s length negotiation at the time the executive is hired, taking into account such executive’s qualifications, experience and prior salary. Base salaries of our named executive officers are approved and reviewed annually by our compensation committee or board of directors and adjustments to base salaries are based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Decisions regarding salary increases may take into account an executive officer’s current salary, equity ownership, and the amounts paid to an executive officer’s peers inside our company by conducting an internal analysis, which compares the pay of an executive officer to other members of the management team. Base salaries are also reviewed in the case of promotions or other significant changes in responsibility. Base salaries are not automatically increased if the compensation committee or the board of directors believes that other elements of the named executive officer’s compensation are more appropriate in light of our stated objectives. This strategy is consistent with our intent of offering compensation that is cost-effective, competitive and contingent on the achievement of performance objectives.

Mr. Sims was compensated at the annual rate of $400,000 for his service during 2019 in the various capacities described above. Mr. Suen's annual base salary for 2019 was $310,000. In connection with appointment as Chief Executive Officer in August 2019, our board of directors increased Mr. Suen's annual salary to $400,000. Mr. Thill's annual base salary was increased from $230,000 to $275,000 effective January 1, 2019 in connection with his promotion to Senior Vice President, Engineering. Mr. Doradla's annual base salary for 2019 was $325,000.

Annual Cash Bonus

The compensation committee adopted a 2019 annual bonus program for our named executive officers. Pursuant to his employment agreement, Mr. Sims’ annual bonus was in the discretion of the board of directors, although he had a target bonus equal to 90% of his base salary. The target bonus as a percentage of annual base salary was 90% for Mr. Suen and 60% for each of Messrs. Thill and Doradla. Mr. Doradla was not eligible for a 2019 annual bonus as a result of his resignation in November 2019.

Under the 2019 annual bonus program 90% of each executive’s annual bonus was tied to corporate revenue and (weighted at 40%) and adjusted EBITDA performance (weighted at 50%), with “threshold,” “target” and “maximum” performance levels corresponding to the payout levels for the corporate component of each executive’s target annual bonus payout (with target performance representing a 100% payout level for each financial measure and maximum or greater performance representing a 150% payout level for each financial measure). The other 10% of an executive’s annual bonus was to be determined in the discretion of the board of directors or the compensation committee based on the executive’s individual performance and such other factors as the board of directors or the compensation committee deems appropriate, with a maximum payout level of 150%.

Our compensation committee and board of directors,  determined that, based on our sales and adjusted EBITDA performance for 2019, our executive annual bonuses would be paid at 68% of target based on our sales of $55.739 million and our adjusted EBITDA of $3.732 million for 2019.  Adjusted EBITDA is a non-GAAP measure that our compensation committee and board of directors determined to use in connection with the annual bonus program because, by excluding certain non-cash expense, adjusted EBITDA allows for meaningful comparisons between our core business operating results and those of other companies, as well as providing us with an important tool for financial and operational decision making and for evaluating our own core business operating results over different periods of time. Management considers these types of expenses and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control and are not necessarily reflective of operational performance during a period. For purposes of our 2019 annual bonus program, adjusted EBITDA represents our earnings before interest, taxes, depreciation, amortization, and also excluding stock-based compensation expense, which represents non-cash charges for the fair value of stock awards, and includes other income, which includes interest income and gain on deferred purchase price liability offset by interest expense. Based on this assessment our board of directors determined to award our named executive officers the following 2019 bonuses: Mr. Sims, $244,800; Mr. Suen, $212,670; and Mr. Thill, $112,200. Although Mr. Sims’ annual bonus was in the discretion of the board of directors, his annual bonus payout was determined based on the same percentage payout as our other executives for 2019.

Equity Compensation

We primarily offer stock options to our named executive officers as the long-term incentive component of our compensation program. Our stock options allow employees to purchase shares of our common stock at a price per share equal to the fair market value of our common stock on the date of grant and may or may not be intended to qualify as “incentive stock options” for U.S. federal income tax purposes. Generally, the stock options we grant vest over four years, subject to the employee’s continued employment with us on the vesting date. We also, when appropriate, grant restricted stock or restricted stock units to our executives, as we did in 2019.

Our board of directors has adopted, and our stockholders have approved, the 2016 Plan, in order to facilitate the grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable our company and certain of its affiliates to obtain and retain services of these individuals, which is essential to our long-term success.

On January 16, 2019, Mr. Sims, Mr. Suen, Mr. Thill, and Mr. Doradla received stock options to purchase 50,000 shares, 87,500 shares, 25,000 shares and 37,500 shares, respectively. The options were granted with an exercise price per share equal to the closing stock price on the grant date. The options have a term of ten years from the date of grant. The options vest over four years, with 25% of the shares subject to the option vesting on January 1, 2020, and the remainder vesting in equal monthly installments over a period of three years thereafter, subject to their continued employment or service with us on each vesting date.

On January 16, 2019, Mr. Sims, Mr. Suen, Mr. Thill, and Mr. Doradla received 20,326 restricted stock units, 35,570 restricted stock units, 10,163 restricted stock units, and 15,244 restricted stock units, respectively, which awards vest in four equal installments beginning on March 1, 2020, and each of the following three years, subject to continued employment with us on each vesting date.

On August 12, 2019, in connection with his appointment as Chief Executive Officer, Mr. Suen was granted stock options to purchase 250,000 shares. On that same date Mr. Doradla was granted stock options to purchase 100,000 shares. The options were granted with an exercise price per share equal to the closing stock price on the grant date. The options have a term of ten years from the date of grant. In each case the options vest over four years, with 25% of the shares subject to the option vesting on August 8, 2020, and the remainder vesting in equal monthly installments over a period of three years thereafter, subject to continued employment or service with us on each vesting date.

The options granted to each of Messrs. Suen and Thill will vest on an accelerated basis in the event of their termination of employment by us without cause or their resignation for good reason, in each case following a change in control.

Stock awards granted to our named executive officers may be subject to accelerated vesting in certain circumstances. For additional discussion, see “—Employment and Consulting Agreements” above.

Other Elements of Compensation

Retirement Plans

We currently maintain a 401(k) retirement savings plan that allows eligible employees to defer a portion of their compensation, within limits prescribed by the Internal Revenue Code, or the Code, on a pre-tax basis through contributions to the plan. Our named executive officers are eligible to participate in the 401(k) plan. We may make discretionary matching contributions under the 401(k) plan, but we have not done so to date. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our named executive officers in accordance with our compensation policies.

Employee Benefits and Perquisites

Our named executive officers are eligible to participate in our health and welfare plans. Mr. Sims, who did not participate in the company's healthcare plans during his service as interim Chief Executive Officer, Chief Executive Officer, and Advisor to the Chief Executive Officer, was provided a monthly reimbursement of his healthcare premiums under his individually obtained health coverage. We do not provide our named executive officers with any other significant perquisites or other personal benefits.

Termination or Change in Control Benefits

Our named executive officers may become entitled to certain benefits or enhanced benefits in connection with certain terminations of employment or a change in control of our company. For additional discussion, please see “—Employment and Consulting Agreements” above.

Outstanding Equity Awards at the End of 2019

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2019:

		Option Awards						Stock Awards
Name	Grant date	Number of securities underlying unexercised options exercisable(1)		Number of securities underlying unexercised options unexercisable(1)		Option exercise price	Expiration date	Number of shares or units of stock that have not vested(2)	Market value of shares or units of stock that have not vested(3)
James K. Sims	1/19/2011	4,000	(4)			$2.60	1/18/2021		$ —
	6/12/2013	8,000	(4)			2.30	6/12/2023
	5/13/2014	4,000	(4)			3.10	5/12/2024
	6/11/2015	32,370	(4)			1.60	6/11/2025
	5/24/2016	9,510	(4)			1.90	5/23/2026
	6/15/2017	7,500	(4)			14.09	6/14/2027
	1/19/2018	22,500	(4)			10.94	1/19/2028
	5/8/2018	131,250	(5)	43,750		8.15	5/8/2028
	1/16/2019			50,000		11.46	1/16/2029
	1/16/2019						1/16/2029	20,326	217,285
Jacob Suen	1/22/2014	4,200				2.20	1/21/2024
	3/18/2015	12,102				2.00	3/18/2025
	5/24/2016	2,940		1,633		1.90	5/23/2026
	4/25/2017	11,530		8,334		15.20	4/24/2027
	4/25/2017	5,136				15.20	4/24/2027
	1/19/2018	21,562		23,438		10.94	1/19/2028
	5/16/2018	9,895		15,105		8.17	5/16/2028
	1/16/2019			87,500		11.46	1/16/2029
	1/16/2019						1/16/2029	35,570	380,243
	8/12/2019			250,000	(4)	12.07	8/12/2029
Kevin M. Thill	5/1/2017	6,600		3,400		14.89	5/1/2027
	7/19/2017	2,970		1,530		13.43	7/19/2027
	7/19/2017	14,190		7,310		13.43	7/19/2027
	1/19/2018	9,583		10,417		10.94	1/19/2028
	5/16/2018	50,000		25,000		8.17	5/16/2028
	1/16/2019			25,000		11.46	1/16/2029
	1/16/2019						1/16/2029	10,163	108,642
Anil K. Doradla	2/5/2018	22,916		27,084		9.11	5/29/2020
	5/16/2018	9,895		15,105		8.17	5/29/2020
	1/16/2019			37,500		11.46

(1)

Except as specified below, all options have a term of ten years from the date of grant and vest over four years, with 25% of the shares underlying the options vesting on the first anniversary of the vesting commencement date and the remaining shares underlying the options vesting monthly over the three-year period thereafter, subject to the holder’s continuous employment or service. The options granted on January 16, 2019. have a vesting commencement date of January 1, 2019. For all other options, the vesting commencement date is generally the grant date. The options granted to Mr. Sims will vest in full upon a change in control. The options granted to each of Messrs. Suen and Thill are also eligible to vest on an accelerated basis as provided in their employment agreements described above.

(2)

All restricted stock unit awards vest in four equal installments on March 1 of the first four years following the date of grant, subject to the holder’s continuous employment or service. The award granted to Mr. Sims will vest in full upon a change in control. The awards granted to Messrs. Suen and Thill are also eligible to vest on an accelerated basis as provided in their employment agreements described above.

(3)	Market value is calculated based on the closing price of our common stock of $10.69 per share on December 31, 2019, times the number of shares subject to the restricted stock unit award.
(4)

Represents stock options granted to Mr. Sims in his capacity as a non-employee director prior to his appointment as interim Chief Executive Officer on May 8, 2018.  These stock options vested on the first anniversary of the date of grant and, consistent with all awards granted to our non-employee directors.

(5)

Represents stock options granted to Mr. Sims upon his appointment as interim Chief Executive Officer, which stock options will vest in equal quarterly installments over the two years following his commencement of service as interim Chief Executive Officer on May 8, 2018, subject to his continued service as our Chief Executive Officer or as a member of our board of directors on each vesting date. The stock options will also vest in full upon a change in control.

Equity Compensation Plan Information

As of December 31, 2019, we had four equity compensation plans in place under which equity awards were outstanding or shares of our common stock were authorized for issuance detailed as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,600,272	(1)	$9.98	(2)	586,874	(3)
Equity compensation plans not approved by security holders	—		—		—

(1)

Includes 1,313,206 shares of common stock that were subject to option awards and 80,040 shares of common stock that were subject to restricted stock units, under the 2016 Plan; 201,026 shares subject to option awards under our 2013 Equity Incentive Plan; and 6,000 shares subject to option awards under our 2003 Equity Incentive Plan.

(2)	Represents the weighted-average exercise price of outstanding options.
(3)

Includes 400,977 shares of common stock available for issuance under the 2016 Plan and 185,897 shares of common stock available for issuance under our Employee Stock Purchase Plan; approximately 185,897 of which were eligible to be purchased during the offering period in effect under the Employee Stock Purchase Plan on such date. This amount does not include any additional shares that may become available for future issuance under the 2016 Plan or the Employee Stock Purchase Plan pursuant to the automatic increases to the share reserves under such plans on January 1 of each year pursuant to their terms.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We describe below the transactions and series of similar transactions, since January 1, 2019, to which we were a party or will be a party, in which the amounts involved exceeded or will exceed $120,000, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock holders or any member of their immediate family had or will have a direct or indirect material interest.

Investors’ Rights Agreement

We entered into a fourth amended and restated investors’ rights agreement in May 2008 with the holders of our preferred stock, including entities with which certain of our directors are affiliated. This agreement provided for certain registration rights and terminated on August 17, 2019.

Director and Executive Officer Compensation

Please see “Proposal 1—Director Compensation” for additional information regarding compensation of our directors. Please see “Executive Compensation and Other Information” for additional information regarding compensation of our executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation and Other Information—Narrative Disclosure to Summary Compensation Table.”

Indemnification

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have entered into indemnification agreements with each of our directors and officers, and we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Stock Award Grants to Executive Officers and Directors

We have granted stock awards to our executive officers and certain of our directors as more fully described in the section entitled “Executive Compensation and Other Information” and “Proposal 1—Director Compensation.”

Policies and Procedures Regarding Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

DELINQUENT SECTION 16(A) REPORTS

Under Section 16(a) of the Exchange Act, directors, executive officers and beneficial owners of 10% or more of our common stock, or reporting persons, are required to report to the SEC on a timely basis the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of our common stock. Based solely on our review of copies of such forms that we have received, or written representations from reporting persons, we believe that during the fiscal year ended December 31, 2019, all executive officers, directors and greater than 10% stockholders complied with all applicable filing requirements, other than a late Form 4 filed on January 24, 2019 by each of GEN3 Capital Partners, GEN3 Capital I, LP and Gen 3 Partners, Inc. and a late Form 4 filed on July 17, 2019 by James K. Sims.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at our annual meeting of stockholders to be held in 2021, including nominations of any person for election to our board of directors, must be received by us no later than January 22, 2021, which is 120 days prior to the one-year anniversary of the mailing date of the proxy statement for the 2020 annual meeting, in order to be included in our proxy statement and form of proxy card relating to that meeting, unless the date of the 2021 annual meeting of stockholders is changed by more than 30 days from the anniversary of our 2020 annual meeting, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials. These proposals must comply with the requirements as to form and substance established by the SEC in Rule 14a-8 of the Exchange Act for such proposals in order to be included in the proxy statement.

In addition, our amended and restated bylaws establish an advance notice procedure with regard to certain matters, including stockholder proposals and nominations of any person for election to our board of directors not included in our proxy statement, to be brought before an annual meeting of stockholders. In general, notice that meets the requirements set forth in our amended and restated bylaws must be received at our principal executive offices not less than 90 calendar days nor more than 120 calendar days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2021 annual meeting of stockholders, such a proposal must be received by us no earlier than February 25, 2021, and no later than March 27, 2021. However, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be received not earlier than the close of business on the 120th day prior to such annual meeting and not later than the later of the close of business on the 90th day prior to such annual meeting and the close of business on the tenth calendar day following the day on which public disclosure of the date of such annual meeting was first made. If the stockholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the annual meeting may exercise discretionary voting power regarding any such proposal. Stockholders are advised to review our amended and restated bylaws which also specify requirements as to the form and content of a stockholder’s notice.

ANNUAL REPORT

Our Annual Report on Form 10-K for the year ended December 31, 2019, will be mailed to stockholders of record on or about May 22, 2020. Our Annual Report on Form 10-K does not constitute, and should not be considered, a part of this proxy solicitation material.

Any person who was a beneficial owner of our common stock on the record date may request a copy of our Annual Report on Form 10-K for the year ended December 31, 2019, and it will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of our company at such date. Requests should be directed to Airgain, Inc., 3611 Valley Centre Drive, Suite 150, San Diego, CA 92130, Attention: Corporate Secretary.

STOCKHOLDERS SHARING THE SAME ADDRESS

The rules promulgated by the SEC permit companies, brokers, banks, or other intermediaries to deliver a single copy of a proxy statement and annual report to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank, or other intermediary and have consented to householding will receive only one copy of our proxy statement and annual report. If you would like to opt out of this practice for future mailings and receive separate proxy statements and annual reports for each stockholder sharing the same address, please contact your broker, bank, or other intermediary. You may also obtain a separate proxy statement or annual report without charge by sending a written request to Airgain, Inc., 3611 Valley Centre Drive, Suite 150, San Diego, CA 92130, Attention: Corporate Secretary or by calling (760) 579-0200. We will promptly send additional copies of the proxy statement or annual report upon receipt of such request. Stockholders sharing an address that are receiving multiple copies of the proxy statement or annual report can request delivery of a single copy of the proxy statement or annual report by contacting their broker, bank, or other intermediary or sending a written request to Airgain, Inc. at the address above or by calling (760) 579-0200.

OTHER MATTERS

We do not know of any business other than that described in this proxy statement that will be presented for consideration or action by the stockholders at the annual meeting. If, however, any other business is properly brought before the meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes. All stockholders are urged to complete, sign and return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,

/s/ James K. Sims
James K. Sims
Chairman of the Board of Directors

San Diego, California

April 29, 2020

ANNUAL MEETING OF AIRGAIN, INC.  Annual Meeting of Airgain, Inc.  to be held on Thursday, June 25, 2020  for Holders as of April 27, 2020  This proxy is being solicited on behalf of the Board of Directors  Date: June 25, 2020  Time: 9:00 A.M. (Pacific Time)  Place: Annual Meeting to be held live via the Internet -  please visit www.proxydocs.com/AIRG for more details  Please separate carefully at the perforation and return just this portion in the envelope provided.  VOTE BY:   Please make your marks like this: Use dark black pencil or pen only  INTERNET  TELEPHONE  Call  Board of Directors Recommends a Vote FOR the director nominees  listed in proposal 1 and FOR proposal 2.  Go To  www.proxypush.com/AIRG  • Cast your vote online.  • View Meeting Documents. 866-829-5171  • Use any touch-tone telephone.  • Have your Proxy Card/Voting Instruction Form ready.  • Follow the simple recorded instructions.  OR  1: Election of Class I Directors  Directors  Recommend   Withhold  For   MAIL  James K. Sims  Tzau-Jin Chung  For  For  • Mark, sign and date your Proxy Card/Voting Instruction Form.  • Detach your Proxy Card/Voting Instruction Form.  • Return your Proxy Card/Voting Instruction Form in the  postage-paid envelope provided.  OR   For Against Abstain  2: The ratification of the selection of KPMG LLP  as the Company’s independent registered  public accounting firm for the year ending  December 31, 2020.  For  The undersigned hereby appoints James K. Sims and David B. Lyle, and each or either of them, as the true and lawful  attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them,  to vote all the shares of capital stock of Airgain, Inc. which the undersigned is entitled to vote at said meeting and  any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before  the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their  discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.  THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS  GIVEN, SHARES WILL BE VOTED “FOR” THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND “FOR” PROPOSAL 2. IF ANY OTHER BUSINESS IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR  ANY ADJOURNMENT OR POSTPONEMENT THEREOF, THIS PROXY CONFERS AUTHORITY TO AND WILL BE  VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES.  PROXY TABULATOR FOR  AIRGAIN, INC.  P.O. BOX 8016  CARY, NC 27512-9903  To attend the Annual Meeting of Airgain, Inc. online and/or vote your shares during  the Annual Meeting online, please visit www.proxydocs.com/AIRG for virtual meeting  registration details.  Authorized Signature(s) - This section must be completed for your instructions to be executed.   Please Sign Here Please Date Above   Please Sign Here Please Date Above  Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all  persons should sign. Trustees, administrators, etc., should include title and authority. Corporations  should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — Airgain, Inc.  Annual Meeting of Stockholders  June 25, 2020, 9:00 a.m. (Pacific Time)  This Proxy is Solicited on Behalf of the Board of Directors   The undersigned appoints Jacob Suen and David B. Lyle (the “Named Proxies”)  and each of them as proxies for the undersigned, with full power of substitution,  to vote all the shares of capital stock of Airgain, Inc., a Delaware corporation  (the “Company”), the undersigned is entitled to vote at the Annual Meeting  of Stockholders of the Company to be held, on Thursday, June 25, 2020, at  9:00 a.m., Pacific Time, via a live webcast, and any adjournments thereof.  The purpose of the Annual Meeting is to take action on the following:  1. To elect two directors to serve as Class I directors for a three-year term to expire at  the 2023 annual meeting of stockholders;  2. To consider and vote upon the ratification of the selection of KPMG LLP as the  Company’s independent registered public accounting firm for the year ending  December 31, 2020; and  3. To transact such other business as may be properly brought before the meeting or  any adjournment or postponement thereof.  The two directors up for re-election are: James K. Sims and Tzau-Jin Chung.  The Board of Directors of the Company recommends a vote “FOR” the nominees  for director in proposal 1 and “FOR” proposal 2.  This proxy, when properly executed, will be voted in the manner directed  herein. If no direction is made, this proxy will be voted “FOR” the nominee for director in proposal 1 and “FOR” proposal 2. In their discretion, the  Named Proxies are authorized to vote upon such other matters that  may properly come before the Annual Meeting or any adjournment or  postponement thereof.  You are encouraged to specify your choice by marking the appropriate box  (SEE REVERSE SIDE) but you need not mark any box if you wish to vote  in accordance with the Board of Directors’ recommendation. The Named  Proxies cannot vote your shares unless you sign and return this card.  Please separate carefully at the perforation and return just this portion in the envelope provided.